UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2008

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ANPATH GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	333-123655	20-1602779
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

116 Morlake Drive, Suite 201, Mooresville, NC 28117

(Address of Principal Executive Office) (Zip Code)

(704) 658-3350

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On September 9, 2008, at the Annual Meeting of Stockholders of Anpath Group, Inc. (“Anpath”) all five nominees to Anpath’s Board of Directors were elected to Anpath’s Board of Directors.

The Annual Meeting of Stockholders was held at 10:00 A.M., local time, at Anpath’s offices located at 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117.

The only proposal presented to the stockholders at that meeting was the election of directors.

An aggregate of 7,695,604 shares, representing approximately 53.6% of Anpath’s then 14,363,525 issued and outstanding shares were present in person or by proxy. A quorum was present.

Election of Directors

The following persons were elected to serve as members of Anpath’s Board of Directors until the 2009 Annual Meeting, and until their successors have been duly elected and qualified or until the earlier of their resignation or removal. Voting results were as follows:

Name	For	Against	Withheld
J. Lloyd Breedlove	6,816,760	-	878,844
Stephen Hoelscher	6,816,760	-	878,844
Stephen A. Schneider	6,726,943	-	968,661
David V. Gilroy	6,816,760	-	878,844
Paul A. Boyer	6,816,760	-	878,844

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove, President and Chief Executive Office

Date:  September 11, 2008